Exhibit 99.1

PROFICIENT AUTO LOGISTICS REPORTS Preliminary

FOURTH quarter 2024 FINANCIAL RESULTS

JACKSONVILLE, FLORIDA – February 11, 2025 — Proficient Auto Logistics, Inc. (NASDAQ: PAL) (the “Company” or “Proficient”) today reported its preliminary financial results for the three months ended December 31, 2024, and comparative summary financial information for the Founding Companies (as defined below) on a combined basis for the three months ended December 31, 2023.

Fourth Quarter Summary (fourth quarter 2023 information on a combined basis)

Total Operating Revenue of $95.1 million, increased 4% from Q3; decreased 15.9% from Q4 2023

Total Operating Income/Loss of ($1.9) million, versus ($2.2) million Q3 and $9.4 million Q4 2023

Adjusted Operating Income(1) of $1.7 million, versus $1.1 million Q3 and $9.4 million Q4 2023

Adjusted Operating Ratio(1) of 98.3% compared to 98.8% in Q3 and 91.7% Q4 2023

Total Units delivered of 521,476 an increase of 4% from Q3 and decrease of 4% from Q4 2023

Rick O’Dell, Proficient’s Chief Executive Officer, commented, “Proficient navigated through a continuing weak industry environment during the fourth quarter, achieving top line growth of 4% compared to the previous quarter and improving adjusted operating ratio by 50 basis points quarter over quarter. We continue to build an integrated national operating foundation that we are confident will serve us well as the market begins to rebound. Likewise, the strength of our balance sheet will be a differentiating factor in the marketplace and positions us to take advantage of the opportunities that can often arise from difficult markets.”

On May 13, 2024, Proficient completed the initial public offering (the “IPO”) of its common stock. Prior to the IPO, Proficient had entered into agreements to acquire in multiple, separate acquisitions (the “Combinations”) five operating businesses and their respective affiliated entities, as applicable, operating under the following names: (i) Delta Auto Transport, Inc. (“Delta”), (ii) Deluxe Auto Carriers, Inc. (“Deluxe”), (iii) Sierra Mountain Group, Inc. (“Sierra”), (iv) Proficient Auto Transport (“Proficient Transport”), and (v) Tribeca Automotive Inc. (“Tribeca” and, together with Delta, Deluxe, Sierra, and Proficient Transport, the “Founding Companies”). On May 13, 2024, in connection with the closing of the IPO, Proficient also completed the acquisitions of all the Founding Companies. On August 16, 2024, Proficient completed the acquisition of Auto Transport Group (“ATG”).

For accounting and reporting purposes, Proficient has been identified as the designated accounting acquirer of each of the Founding Companies and Proficient Transport has been identified as the designated accounting predecessor to the Company. As a result, the unaudited condensed consolidated financial statements as of, and for the three and twelve months ended, December 31, 2024, for each of Proficient and Proficient Transport are to be included in the Company’s Annual Report on Form 10-K for the quarter and year ended December 31, 2024. The Company is not required to provide, and the Annual Report on Form 10-K will not contain, pro forma financial data giving effect to the completion of the Combinations and the completion of the Company’s IPO and the use of the proceeds therefrom. However, the Company is providing below summary unaudited combined financial information for the three and twelve months ended December 31, 2024, with comparison to combined summary information from the preceding quarter ended September 30, 2024, and the year earlier quarter ended December 31, 2023. The summary unaudited combined financial information has been prepared by, and is the responsibility of, Proficient’s and the Founding Companies’ management. This information has not yet been subjected to audit, review or agreed-upon procedures of any audit firm, and therefore, there is no independent auditors’ opinion or any other form of assurance with respect thereto.

(1)	Adjusted Operating Income and Adjusted Operating Ratio are non-GAAP financial measures. See “Summary Unaudited Combined Financial Information” on the following page for additional information regarding the use of Adjusted Operating Income and Adjusted Operating Ratio and a reconciliation to the most comparable GAAP measure.

Summary Unaudited Combined Financial Information (1)

	Three months ending -			Twelve months ending -
($000s)	12/31/2024	9/30/2024	12/31/2023	12/31/2024	12/31/2023
Total Operating Revenue	$95,092	$91,506	$113,117	$388,761	$418,267

Total Operating Income	(1,913)	(2,186)	9,353	10,943	32,238

Addback:
Amortization of Intangibles	2,416	2,217	-	5,710	-
Stock Compensation expense	1,136	1,071	-	2,820	-
Adjusted Operating Income	1,639	1,102	9,353	19,473	32,238

Adjusted Operating Ratio	98.3%	98.8%	91.7%	95.0%	92.3%

Income before income taxes	(3,763)	(1,693)	9,624	7,151	28,780

Addback:
Depreciation & Amortization	8,128	8,784	5,164	24,920	19,260
Stock Compensation Expense	1,136	1,071	-	2,820	-
Interest Expense	1,961	1,407	888	5,792	4,294
Adjusted EBITDA	7,462	9,569	15,676	40,683	52,334

Adjusted EBITDA Margin	7.8%	10.5%	13.9%	10.5%	12.5%

(1)	The amounts shown above reflect the unaudited summary combined financial results of the five Founding Companies and ATG for the full three-month periods presented without any pro forma adjustments that would give effect to the completion of the IPO or any related transaction expenses or adjustments recognized as a result of the IPO and concurrent Combinations. The results of Proficient (acquiror entity) are included in the three and twelve months ended December 31, 2024; however, they reflect only those operating expenses incurred following the closing of the IPO and concurrent Combinations (May 13 – December 31, 2024). There are no comparative expenses of Proficient included in the three and twelve months ended December 31, 2023.

(2)	Our management team reviews Adjusted Operating Income and the related Adjusted Operating Ratio, both of which are non-GAAP financial measures, as a basis for comparing the results of financial reporting periods excluding the impact of non-cash expenses related solely to our recent IPO and the concurrent corporate combinations. These measures provide management with the requisite insight regarding progress on operating and integration initiatives. The table above provides a reconciliation of Adjusted Operating Income to the most comparable GAAP measure and Adjusted Operating Ratio flows from that.

(3)	Our management team reviews Adjusted EBITDA and Adjusted EBITDA Margin, both of which are non-GAAP financial measures, to measure the operating performance and financial condition of our business and to make strategic decisions. See the Appendix for additional information regarding the use of Adjusted EBITDA and a reconciliation to the most comparable GAAP measure and Adjusted EBITDA Margin flows from that.

Revenue and Profitability(1)

	Three months ending -		Twelve months ending -
Select Operating Metrics	12/31/2024	12/31/2023	12/31/2024	12/31/2023
Unit Volume - Company Deliveries	181,961	190,700	662,183	664,825
Revenue / Unit - Company Deliveries	$179.22	$193.53	$192.42	$202.80

Unit Volume - Subhaulers	339,515	351,417	1,356,609	1,324,812
Revenue / Unit - Subhaulers	$163.49	$198.59	$173.00	$195.38

Percent Revenue, Company Deliveries	37%	35%	35%	34%
Percent Revenue, Subhaulers	63%	65%	65%	66%

(1)	The amounts shown above reflect combined information for the five Founding Companies for the full three-month and twelve-month periods presented without any pro forma adjustments that would give effect to the completion of the IPO or any related transaction expenses or adjustments recognized as a result of the IPO and concurrent Combinations. Amounts related to ATG are included only since its acquisition August 16, 2024 and for comparable periods in 2023.

Total revenue increased by 4% sequentially versus the third quarter of 2024; however, the year-over-year decline in revenue reflects a pronounced change in the mix of revenue sources during the second half of 2024. Unit deliveries during the fourth quarter were down approximately 4% from the comparable period of 2023. Total revenue during the fourth quarter was 15.9% lower than the fourth quarter of 2023 as a result of significantly lower revenue per unit. In particular, the 18% decline in per unit revenue for subhaulers – consistent with the third quarter of 2024 - reflects a much lower spot buy opportunity and a significantly reduced price premium for the spot buys that did occur, as evidenced by a 16% spot premium over average contract price. By comparison, spot price premium was 18% during the third quarter and averaged more than 100% during the first half of 2024. The dedicated fleet portion of Proficient’s revenue remained low, at $3.7 million, compared to $14.2 million in the fourth quarter of 2023.

The adjusted operating ratio improved modestly to 98.3% during the fourth quarter compared to 98.8% in the third quarter. Reduced fixed cost coverage owing to lower revenue in the second half of 2024 resulted in a full year adjusted operating ratio of 95.0% in 2024 compared to 92.3% for the combined companies during 2023. The higher 2024 ratio largely reflects increased depreciation expense following the markup of revenue generating equipment on the merger dates.

Balance Sheet

The Company ended the year with $15.8 million of cash and $82.4 million of debt (inclusive of $7.0 million drawn against its line of credit). This resulting net debt of approximately $66.6 million on December 31, 2024, equates to a net leverage ratio of 1.6x when compared to combined adjusted EBITDA of $40.7 million for the twelve months then ended, as reported above. Proficient continued to add to its fleet during the fourth quarter with approximately $10 million of equipment capex, which accounts for the increase in gross debt from the end of last quarter. As reported in our third quarter Form 10-Q, the Company also finalized a $25 million term debt facility and $20 million corporate line of credit which provide additional resources for continued growth – both organic and strategic.

Preliminary Financial Results

Our preliminary financial results for fourth quarter 2024 included in this press release are preliminary, unaudited and subject to completion, reflect management’s current views, and may change as a result of management’s continued review and the completion of audit procedures. Such preliminary results are subject to the finalization of year-end financial and accounting procedures (which have yet to be performed) and should not be viewed as a substitute for audited results prepared in accordance with GAAP. We have not yet filed our annual report on Form 10-K for fiscal year 2024. The preliminary financial results represent management estimates that constitute forward-looking statements subject to risks and uncertainties. As a result, the preliminary financial results and other information provided herein may materially differ from the actual results that will be reflected in the consolidated financial statements for fiscal year 2024 when they are completed and publicly disclosed. We undertake no obligation to update or supplement the information provided herein until we report our final financial results for fiscal year 2024.

Conference Call

The Company will host an investor conference call at 5:00 p.m. EDT to discuss the results. Investors are invited to join the conference call by registering through this link: https://register.vevent.com/register/BI401249a1b8524313bd9edbde5b076637, once registered, you will receive a dial-in and a unique pin to join the conference. You may also join the listen-only Webcast via https://edge.media-server.com/mmc/p/kjwa67bo.

About Proficient Auto Logistics

We are a leading specialized freight company focused on providing auto transportation and logistics services. Through the combination of five industry-leading operating companies in conjunction with our IPO in May 2024, we operate one of the largest auto transportation fleets in North America. We offer a broad range of auto transportation and logistics services, primarily focused on transporting finished vehicles from automotive production facilities, marine ports of entry, or regional rail yards to auto dealerships around the country.

Investor Relations:

Brad Wright

Chief Financial Officer and Secretary

Phone: 904-506-4317

email: Investor.relations@proficientautologistics.com

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to possible or assume future results of our business, financial condition, results of operations, liquidity, plans and objectives. You can generally identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions that concern our expectations, strategy, plans or intentions. We have based these forward-looking statements largely on our current expectations and projections regarding future events and trends that we believe may affect our business, financial condition and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section entitled “Risk Factors” in our Registration Statement on Form S-1 (333-278629) (the “Registration Statement”), and elsewhere in the Registration Statement. Accordingly, you should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those projected in the forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to, statements regarding: the economic conditions in the global markets in which we operate; our ability to successfully implement our business strategy, effectively respond to changes in market dynamics and customer preferences, and achieve the anticipated benefits and associated cost savings of such strategies and actions; our ability to recruit and retain qualified driving associates, independent contractors and third-party auto transportation and logistics companies; an increase in the frequency or severity of accidents or other claims; our expectations regarding the successful implementation of the Combinations; geopolitical developments and additional changes in international trade policies and relations; the effect of any international conflicts or terrorist activities, on the United States and global economies in general, the transportation industry, or us in particular, and what effects these events will have on our costs and the demand for our services; our ability to manage our network capacity and cost structure for capital expenditures and operating expenses, and match it to shifting and future customer volume levels; our ability to compete effectively against current and future competitors; our ability to maintain our profitability despite quarterly fluctuations in our results, whether due to seasonality, large cyclical events, or other causes; and our future financial and operating results; our expectations regarding the period during which we will qualify as an emerging growth company under the JOBS Act; and our use of the net proceeds from the IPO and the sufficiency of our existing cash to fund our future operating expenses and capital expenditure requirements.

The forward-looking statements made in this document relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Appendix

Non-GAAP Financial Measure

We report our financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). However, management believes that EBITDA provides useful information in measuring our operating performance, generating future operating plans and making strategic decisions regarding allocation of capital. Management believes this information presents helpful comparisons of financial performance between periods by excluding the effect of certain non-recurring items.

Adjusted EBITDA

Adjusted EBITDA does not have a standardized meaning prescribed by GAAP and therefore it may not be comparable to similarly titled measures presented by other companies, and it should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Adjusted EBITDA is defined as net income (loss) for the period adjusted for interest expense, net, income tax expense (benefit), depreciation and amortization expense and stock compensation expense.

The following table provides a reconciliation of net income before income taxes, the most closely comparable GAAP financial measure, to Adjusted EBITDA for Proficient:

Three Months Ended December 31,
(in thousands)	2024
Proficient (Successor)
Net loss before income taxes	$(3,763)
Interest expense	1,961

Depreciation and amortization expense	8,128
Stock compensation expense	1,136
Adjusted EBITDA	$7,462